                                                                    EXHIBIT 11.1

                               METATOOLS, INC.

                      STATEMENT REGARDING COMPUTATION OF
                           NET LOSS PER COMMON SHARE


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
                                                                             YEAR ENDED DECEMBER 31
                                                                   ------------------------------------------
                                                                      1996           1995            1994
                                                                   -----------    ----------      -----------
PRIMARY AND FULLY DILUTED (1)
Weighted average shares outstanding for the period..............    11,791,000     3,557,000        3,170,000
Common equivalent shares, including items pursuant to
 Staff Accounting Bulletin No. 83...............................             -     1,858,000        2,477,000
                                                                   -----------    ----------      -----------
Shares used in per share calculation............................    11,791,000     5,415,000        5,647,000
                                                                   ===========    ==========      ===========
Net loss before preferred stock dividend requirement
 and amortization of issuance costs.............................   $(9,239,000)   $ (500,000)     $(2,212,000)
Preferred stock dividend requirements and amortization
 of issuance costs..............................................             -       (89,000)        (239,000)
                                                                   -----------    ----------      -----------
Net loss available for common
 stockholders...................................................   $(9,239,000)   $ (589,000)     $(2,451,000)
                                                                   ===========    ==========      ===========
Net loss per common share.......................................   $      (.78)        $(.11)           $(.43)
                                                                   ===========    ==========      ===========
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(1)  Primary and fully diluted calculations are substantially the same.